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Independent auditors' consent

The board of trustees and shareholders
AXP Special Tax-Exempt Series Trust
            Massachusetts Tax-Exempt Fund
            Michigan Tax-Exempt Fund
            Minnesota Tax-Exempt Fund
            New York Tax-Exempt Fund
            Ohio Tax-Exempt Fund
            Insured Tax-Exempt Fund


We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.

                                                /s/ KPMG LLP
                                                     KPMG LLP


Minneapolis, Minnesota
August 27, 1999